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                                                                  EXHIBIT 10.28

                          FORM OF MANAGEMENT AGREEMENT

         This Management Agreement (this "Agreement") is made and entered into
as of              , between ALCO II, L.L.C., a North Carolina limited
liability company, having its principal office at 46 Third Street, N.W., Hickory, North Carolina 28601 ("Owner"), and
   , a Delaware corporation, having its principal office at 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055 ("Manager").

                                   WITNESSETH

         WHEREAS, Owner is the owner of an assisted living facility being
developed in                  , which facility, together with the equipment,
furnishings, and other tangible personal property that will be used in connection therewith (the "Facility"), upon completion of development will be doing business under a name mutually agreeable to Owner and Manager; and

         WHEREAS, Manager is engaged in the ownership and operation of similar facilities and is experienced in various phases of the management, operation and ownership thereof; and

         WHEREAS, Owner desires to engage Manager as an independent contractor to manage the Facility for Owner's account during the term herein provided, and Manager desires to accept such engagement, upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties agree that the foregoing recitals are true and correct and constitute an integral part of this Agreement, and the parties further agree as follows:

                                   ARTICLE 1.

                             ENGAGEMENT OF MANAGER

         1.1 ENGAGEMENT. During the term of this Agreement and subject to a plan of operation for the Facility to be developed by Manager and approved by Owner (the "Plan of Operation"), Owner grants to Manager the sole and exclusive right, and engages Manager to supervise, manage, and operate the Facility in the name and for the account of Owner upon the terms and conditions hereinafter set forth. Owner is contracting herein for an end result, and does not intend to provide any day-to-day supervision of Manager. Manager shall provide its own management systems, which shall be considered proprietary material and will remain the property of Manager. The Plan of Operation shall include the program design (in accordance with the regulations of the state where the Facility is located (the "State")) and define the capital expenditure and operating budgets for the Facility, as agreed to by the parties. The Plan of Operation shall be reviewed on a monthly basis and, if necessary, revised, upon the mutual agreement of the parties.

         1.2 ACCEPTANCE. Subject to the Plan of Operation, Manager accepts such engagement and agrees that it will (a) faithfully and diligently perform its duties and responsibilities hereunder; (b) use its best skills, efforts and attention to supervise and direct the management and operation of the Facility in an efficient manner, as an assisted living facility, in substantial compliance with all applicable laws and in Owner's best interest; and (c) consult with Owner and keep Owner advised of all major policy


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matters relating to the Facility. Subject to the foregoing and to the other provisions of this Agreement, Manager, without the approval of the Owner (unless such approval is herein specifically required), shall have the control and discretion with regard to the operation and management of the Facility for all customary purposes (including the exercise of its rights and performance of its duties provided for in Article 3 hereof), and the right to determine policies affecting the appearance, maintenance, standards of operation, quality of service, and other matters reasonably relating to Manager's interest hereunder, which affect the Facility or the operation thereof, and Owner shall not attempt to assert management control over Facility or its employees during the term of this Agreement.

                                   ARTICLE 2.

                                      TERM

         The term of this Agreement shall be for a period commencing on the date that a certificate of occupancy is issued for the Facility (the "Commencement Date") and ending on the earlier to occur of (i) the date that is two years after the Commencement Date or (ii) the Breakeven Date (as defined in that certain Lease Agreement of even date herewith (the "Lease") between Owner and BCC of Roanoke, Inc.), unless terminated earlier pursuant to Article 8 or
Section 11.2 hereof. This Agreement shall be automatically extended for additional terms of one year each unless and until terminated pursuant to the terms herein, or upon written notice by Manager of its intent not to extend 90 days prior to the end of the then term.

                                   ARTICLE 3.

                        RIGHTS AND DUTIES OF THE MANAGER

         During the term of this Agreement and in the course of its management and operation of the Facility, subject to the Plan of Operation:

         3.1 EMPLOYEES. Manager shall hire, train, promote, discharge, and supervise the work of the Facility's executive director, department heads, and all operating and service employees performing services in and about the Facility. All of such employees shall be employees of Owner, except the executive director who shall be an employee of Manager, and the aggregate compensation, including fringe benefits with respect to such employees (including the executive director) shall, within the agreed Operating Budget, be charged to Owner as an expense of the operation of the Facility. Manager shall comply with all applicable laws concerning employees, their compensation, and any retirement or profit sharing plans, including payroll deductions and tax reporting. The term "fringe benefits" as used herein shall include but not be limited to the employer's contribution of FICA, unemployment compensation, and other employment taxes, retirement plan contributions, worker's compensation, group life, accident, and health insurance premiums, profit sharing contributions, disability, and other similar benefits. All such employees shall be covered by appropriate professional liability, workers' compensation, unemployment and other liability insurance, including errors and omission coverage, as approved by Manager and Owner. The cost of same shall be charged to Owner as an additional expense of the operation of the Facility. Manager shall provide Owner with evidence of any such insurance upon request

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         3.2 LABOR CONTRACTS. Manager, if requested by Owner, will negotiate, on Owner's behalf, with any labor union lawfully entitled to represent the employees at the Facility, but any collective bargaining agreement or labor contract resulting therefrom must first be approved by Owner, who shall be the only person authorized to execute the same. All such negotiations conducted by Manager shall be at Owner's expense and shall be subject to approval by Owner, which approval shall not be unreasonably withheld.

         3.3 CONCESSIONAIRES, ETC. Manager shall negotiate and consummate in the name of the Owner contracts with concessionaires, licensees, tenants, Residents and other intended users of the Facility. Any fees and expenses incurred in connection therewith shall, within the agreed Operating Budget, be charged to Owner as an expense of the operation of the Facility.

         3.4 ANCILLARY SERVICES, UTILITIES, ETC. Manager shall, within the agreed Operating Budget, enter into such contracts in the name of and at the expense of Owner as may be deemed necessary or advisable for the furnishing of all ancillary services, utilities, concessions, supplies and other services as may be needed from time to time for the maintenance and operation of the Facility. Manager is authorized to contract for or to provide ancillary services, including, but not limited to, pharmacy (drug and IV), rehabilitation and respiratory therapy services, and mobile diagnostic services, through providers which may be affiliates of Manager, provided that such services are rendered at levels of quality and pricing that are competitive with those provided in the community.

         3.5 PURCHASES. Manager shall be solely responsible to arrange for the purchases of food, beverages, operating supplies, and other materials and supplies in the name of and for the account, and at the expense of Owner, within the agreed Operating Budget, as may be needed from time to time for the maintenance and operation of the Facility.

         3.6 REPAIRS. At all times during the term of this Agreement, Manager shall, within the agreed Operating Budget, make or install or cause to be installed at Owner's expense and in the name of the Owner any proper repairs, replacements, and improvements in and to the Facility and the furnishings and equipment in order to keep and maintain the same in good repair, working order and condition, and outfitted and equipped for the proper operation thereof in accordance with industry standards comparable to those prevailing in other similar facilities, and all applicable state or local rules, regulations, or ordinances. All maintenance and repair work undertaken by Manager shall be done in a workmanlike manner, leaving the Facility free of liens for labor and material to the extent funds are provided by Owner. Manager hereby grants to Owner the right to inspect and access to the Facility at all reasonable times; provided, however, that Owner shall have no duty to conduct any inspection.

         3.7 LICENSES AND PERMITS. Manager shall apply for, and use its best efforts to obtain and maintain in the name and at the expense of the Owner, all licenses and permits required in connection with the management and operation of the Facility. Owner agrees to cooperate with Manager in applying for, obtaining and maintaining such licenses and permits.

         3.8 INSURANCE. Manager shall apply for, obtain and maintain on behalf of Owner, and at Owner's expense, at all times during the term of this Agreement, the following insurance in such amounts and coverage as may be appropriate and mutually agreed upon by Owner and Manager or as may be required by any financing or lease arrangements of Owner, whichever is greater:


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         (a) insurance on the Facility on a replacement cost basis (including the equipment, furnishings and other tangible personal property used in connection therewith) against loss and damage by fire and lightning with coverage extended by means of an extended coverage endorsement to a fire insurance policy so as to include loss or damage arising out of windstorm, and hail, provided such insurance is reasonably available, and sprinkler damage, if reasonably available;

         (b) insurance on the Facility against loss or damage, including business interruption insurance, for boilers and machinery, heating apparatus, pressure vessels, and pressure pipes installed in the Facility;

         (c) commercial primary and excess general liability, including automobile liability (as needed), products liability bonds, professional and other liability, and property damage insurance, insuring Owner and Manager against loss or liability for damages or personal injury, death, or property damage arising or resulting from the management, maintenance, operation and/or use of the Facility;

         (d) such workers' compensation and other similar insurance as may be required by law or as may be required to insure Owner and Manager against loss or the payment of damages for such liabilities as may be imposed by law;

         (e) unemployment Compensation insurance through the appropriate state agencies; and

         (f) fidelity and honesty insurance.

         Forthwith after the effective date of this Agreement, Manager shall submit to Owner for its approval, which approval shall not be unreasonably withheld, a proposal setting forth the kinds and amounts of insurance which Manager intends to obtain, in connection with the operation of the Facility (including, without limitation, insurance of the kinds and in the respective amounts described in Paragraphs [a] through [f] of this section) and Owner shall be deemed to have approved the proposal unless Owner has disapproved in writing within ten days of submission of the proposal by Manager.

         All insurance provided for under the foregoing provisions of this Section shall be effected by policies issued by insurance companies of good reputation, sound adequate financial responsibility, and properly licensed and qualified to do business in the State and which are acceptable to any Secured Parties (hereinafter defined).

         All of the policies of insurance of the character described in Paragraphs (a)-(b) of this Section shall be carried in the names of Owner, Manager, the secured parties, if any, under any mortgage, deed of trust or security instrument from time to time outstanding affecting the Facility (the "Secured Parties"). Any losses payable under such policies of insurance shall be payable to Owner, Manager, and such Secured Parties as their respective interests may appear. Each of the policies of insurance referred to in Paragraphs (c)-(f) of this Section shall insure Owner and Manager. Owner, Manager and their respective officers, partners, directors, shareholders, managers and employees shall, to the extent permissible, be named as additional insureds under all such policies.


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         3.9 GOVERNMENTAL REGULATION.

         (a) Manager shall perform its duties hereunder to insure that the Facility and the management thereof by Manager complies in all material respects with all Federal, state and local laws, rules, orders, determination, regulations and ordinances affecting or issued in connection with the Facility, or the management thereof by Manager, including any laws and regulations applicable to the Facility, and with the prior written consent of Owner, Manager shall make arrangements for any alterations or repairs ordered or required thereby, if not included in the Operating Budget.

         (b) Manager shall immediately provide to Owner, as and when received by Manager, all notices, reports or correspondence from governmental agencies that assert deficiencies or charges against Facility or that otherwise relate to the suspension, revocation, or any other action adverse to any approval, authorization, certificate, determination, license or permit required or necessary to own or operate the Facility. Manager may appeal any action taken by any governmental agency against the Facility; provided, however, that Owner shall adequately secure and protect Manager from loss, cost, damage or expense by bond or other means reasonably satisfactory to Manager in order to contest by proper legal proceedings the validity of any such statute, ordinance, law, regulation or order, provided that any such contest shall not result in the suspension of operations of the Facility and, provided, further, that Owner shall have no obligation to secure and protect Manager from any loss, cost, damage or expense that arise directly out of Manager's negligence, misconduct, or breach of any of its obligations under this Agreement.

         3.10 TAXES. Manager shall give notice to Owner of all taxes, assessments, penalties, fines, and charges of every kind imposed upon the Facility by any governmental authority within five days of receipt of notification other than in the normal course of business, including interest and penalties thereon, and shall cause such items to be paid when due if funds are available, except that Manager shall not cause such payment to be made if
(i) same is in good faith being contested by the Owner at its sole expense and without cost to Manager, (ii) enforcement thereof is stayed, and (iii) Owner shall have given Manager written notice of such contest and authorized the nonpayment thereof not less than ten days prior to the date on which such tax assessment, penalty or charge is due and payable.

         3.11 DEPOSIT AND DISBURSEMENT OF FUNDS. Upon the implementation of this Agreement, Owner shall initiate an operating reserve fund (the "Reserve Fund") in a financial institution and available to Manager as Owner's agent hereunder in an amount to be agreed upon by the parties prior to the Commencement Date. Such Reserve Fund shall be used by Manager to meet the financial payments noted below until sufficient revenues are generated by operation of the Facility to reasonably meet those financial obligations on a monthly basis. Manager shall promptly deposit in a banking institution acceptable to Owner, which is a member of the FDIC, in accounts in Manager's name as agent for Owner, all Gross Revenues, as defined below, and moneys and Facility income arising from the operation of the Facility, or otherwise received by Manager for and on behalf of Owner ("Facility Funds"), which funds shall be Owner's funds. No amounts deposited with Facility Funds shall in any event be co- mingled with any other funds of Manager. Manager shall pay from the Reserve Fund and/or, once sufficient Facility Funds are generated and received to meet the monthly operating expenses of the Facility, Manager shall pay from Facility Funds on behalf of and in the name of Owner, and in the following order of priority, and in each case, in such amounts and at such times as are required to be made in connection with:

         (a) all costs and expenses arising out of the ownership, maintenance, and operation of the Facility, including the reimbursable expenses of Manager hereunder pursuant to Exhibit A attached hereto;

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         (b) payment of rent under the Lease and the Facility Debt Service;

         (c) Manager's Base Management Fee provided for in Article 5, below (including any accrued and unpaid Base Management Fees for prior periods); and

         (d) the balance of the Facility Funds shall be disbursed to Owner within five days.

         It is expressly acknowledged that financial responsibility for payment of the costs and expenses noted above is that of the Owner. If the available Facility Funds previously deposited by Manager, or the Reserve Fund are insufficient in any month to pay all of the amounts described in Paragraphs (a)
- (c), Owner shall promptly, upon the request of Manager, advance to Manager, or pay into those accounts described above, for use by Manager on Owner's behalf, any additional amounts necessary and sufficient to allow Manager to pay all amounts due hereunder. Manager shall not be required to advance any sums on Owner's behalf to meet any financial obligations of Owner pursuant to the management of Facility. Owner's failure to promptly advance funds, or to deposit any amounts in the Reserve Fund where required hereunder and where written demand has been made by Manager, shall be considered a breach by Owner of this Agreement.

         As used herein, "Facility Debt Service" means scheduled payments of the principal and interest with respect to:

                  (i) the indebtedness identified on Exhibit B attached hereto, and

                  (ii) any additional indebtedness incurred by Owner for the improvement, maintenance, or operation of the Facility.

         "Facility Debt Service" does not include any amounts payable by reason of involuntary prepayments or the acceleration of such indebtedness for any reason.

         3.12 STATEMENTS. Manager shall deliver or cause to be delivered to Owner statements as follows:

         (a) On or about the 30th day after the end of each calendar month (except for the final month of the fiscal year as noted in 3.12(b) below), a profit and loss statement and balance sheet statement (both prepared on an accrual basis) showing the results of the operation of the Facility for the preceding calendar month and the year to date, and having annexed thereto a computation of the management fee (as determined under Article 5 hereof) for such preceding month and the year to date.

         (b) On or before 45 days after the close of each fiscal year during the term of this Agreement, Manager will also deliver or cause to be delivered to Owner a balance sheet and related statement of profit and loss showing the assets employed in the operation of the Facility and the liabilities incurred in connection therewith as of the end of the fiscal year, and the results of the operations of the Facility during the preceding 12 months then ended, and having annexed thereto (i) a copy of the Medicare and Medicaid cost report, if any, prepared by Manager with respect to the Facility for such twelve-month period, and (ii) a computation of the management fee for any such 12-month period and payments made according to Section 3.11. All costs and expenses incurred in


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connection with the preparation of any statements, schedules, computation, and other reports required under this Section 3.12(b) shall be borne by Owner.

         (c) Within 30 days of filing, copies of the 10-Q and 10-K of Manager filed with the United States Securities and Exchange Commission, if any.

         (d) Within 45 days after the end of each quarter, each of the following, certified by the chief financial officer of Manager to be true and correct:

                  (i) unaudited financial statements of the Manager prepared in accordance with generally accepted accounting principles consistently applied, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended;

                  (ii) if requested by Owner, within 15 days of the end of each calendar month, an aged accounts receivable report of the Facility in sufficient detail to show amounts due from each class of patient-mix (i.e., private, Medicare (if any), Medicaid (if any) and V.A.) by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days;

                  (iii) within 45 days after the end of each calendar quarter, the quarterly financial statement and census data for the Facility, properly completed and certified by Manager to be true and correct;

                  (iv) within ten days of filing or receipt all cost reports required by any regulatory or licensing agency and any amendments thereto filed with respect to the Facility and all responses and statements of deficiencies (with plans of correction attached thereto, if required, within the period prescribed by law);

                  (v) within ten days of receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto, if required, within the period prescribed by law);

                  (vi) within ten days of receipt, a copy of the Medicaid rate calculation worksheet (or the equivalent thereof), if any, issued by the applicable Medicaid agency for the Facility;

                  (vii) upon Owner's request, evidence of payment of any applicable provider bed taxes or similar taxes.

         3.13 COMPLAINTS; INVESTIGATIONS; LEGAL ACTIONS. Manager shall receive, consider, and handle any complaints of residents, guests or users of any of the services of the Facility. Using reasonable judgment, Manager shall notify Owner of all material written complaints regarding the quality of resident care or operation of the Facility received by Manger. Manager shall comply with the procedures and policies for reporting of adverse resident occurrences at the Facility to the insurance company or to such other persons as Owner may designate. Manager shall promptly notify Owner of any pending, threatened or initiated investigation, by any governmental or administrative agency,


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regarding any aspect of operation of the Facility. Manager shall promptly notify Owner if it is served with process in any legal action regarding any aspect of its operation of the Facility. Manager shall institute, in its own name or in the name of the Owner, at the expense of the Owner, appropriate legal actions or proceedings to collect charges, rent, or other sums due the Facility or to lawfully oust or dispossess Residents or other persons in possession under (or lawfully cancel, modify or terminate) any lease, license, or concession agreement for the breach thereof or default thereunder by the Resident, licensee or concessionaire.

         Unless otherwise directed by Owner, Manager shall take, at Owner's expense, appropriate legal steps with respect to any alleged violation, or adverse order, rule, or regulation affecting the Facility. Any counsel to be engaged under this or the next preceding paragraph of this Section shall be approved by Owner, which approval shall not be unreasonably withheld. Manager shall promptly notify Owner of all such actions.

         3.14 MANAGEMENT SERVICE. Manager shall use its best efforts to manage and operate the Facility with a maximum of efficiency in a manner to achieve optimal financial performance and productivity of personnel and in a quality manner for the residents of the Facility commensurate with standards for comparable facilities in the State, provided that this is done in a manner consistent with good business practices.

         3.15 DATA PROCESSING. Manager shall, directly or through an affiliate or subcontractor (the cost of which shall, within the agreed Operating Budget, be borne by Owner), provide the data processing required to maintain the financial, payroll, and accounting records of the Facility.

         3.16 INDEMNIFICATION. Except for Owner's obligations and liabilities under Section 3.11, Manager shall at all times indemnify and hold harmless Owner, its agents, representatives, partners, joint venturers, officers, directors, and shareholders, from and against any and all claims, losses, liabilities, actions, proceedings, and expenses (including reasonable attorneys' fees and costs) arising out of Manager's management or operation of the Facility; provided that the foregoing indemnity will not include Owner's willful acts or negligence. The provisions of this Section 3.16 shall survive the termination or expiration of this Agreement.

         3.17 BOOKS AND RECORDS. Manager, on behalf of Owner, shall supervise and direct the keeping of full and accurate books of account and such other records reflecting the results of operation of the Facility in accordance with sound business and accounting practices and as required by law.

         3.18 OTHER DUTIES. Manager shall not take any action or inaction that would constitute a default under any note, loan agreement, mortgage, trust deed, lease or other agreement executed by Owner relating to the Facility. Owner shall deliver to Manager a copy of each such agreement prior to execution thereof.

         3.19 SECURITY DEPOSITS. If required by state law, Manager shall collect and disburse resident security deposits in accordance with the applicable rental agreements and all other applicable state and federal laws and regulations. Such deposits, if any, shall be deposited in a separate FDIC insured trust account (maintained in compliance with applicable law) held in the name of Owner. The balance of such account shall at all times equal or exceed the liability therefor to all residents.


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         3.20 OPERATING BUDGET. Subject to the Plan of Operation, Manager
shall, 60 days prior to the Commencement Date prepare a pro forma budget, and about July 1 of each year thereafter, prepare an operating budget for that year, based on the immediately prior year's operating experience (the "Operating Budget"). The Operating Budget shall include, but not be limited to estimated revenues and operating expenses for the ensuing year. If Owner objects to the Operating Budget submitted by Manager, Owner shall provide Manager with written notice of such objection, stating the reasons for such objections, within 30 days after receipt. If Manager disagrees with Owner's objections, Manager shall notify Owner of such disagreement within ten days after Manager's receipt of Owner's objections. If the parties cannot resolve any dispute within ten days thereafter, then the matter may be submitted to arbitration pursuant to Article 10 hereof and the parties shall use the Operating Budget for the previous period pending the resolution of such arbitration proceeding. At the same time as the Operating Budget is submitted to Owner, Manager shall submit, for Owner's approval, a narrative report of Manager's major management goals and intended actions for the succeeding fiscal year so as to enable Owner to evaluate Manager's intended conduct of the affairs of the Facility during that period. Once the budget is mutually agreed to by the parties, Manager shall use its best efforts to manage and operate the Facility within the budget. However, Manager is not guaranteeing that Facility shall make a profit at any time or that anticipated financial projections can be met under this Agreement. All expenses shall be charged to the proper budget account and no expense may be classified (or reclassified) for the purpose of avoiding an excess in the annual budgeted amount of any accounting category. The parties agree to confer from time to time with regard to the budget and to adjust the budget as is reasonably necessary for the operation of the Facility. Owner understands and agrees that there may be emergencies that arise from time to time which might require immediate expenditures by Manager to assure the continuous operation of the Facility which are not in the budget. Owner may specify the format of the budget from time to time.

         Manager shall, in addition, provide to Owner a capital improvements budget (the "Capital Expenditures Budget") covering all anticipated capital improvements and expenditures. The Capital Expenditures Budget is subject to Owner's approval and the same procedures set forth above with respect to the Operating Budget. Notwithstanding anything contained herein to the contrary. Manager shall not incur any expense or capital expenditure in excess of $5,000 for any single item or $10,000 in any fiscal year above the approved budget without Owner's specific written authorization; provided, however, Manager shall have the authority to incur such expenses and capital expenditures without Owner's prior approval if such expense or capital expenditure is immediately necessary for the health or safety of the residents of the Facility ("Emergency Expenditures"). Manager shall promptly provide Owner with written notice describing the cost and reason for any such Emergency Expenditure. Owner shall promptly review Manager's request for authorization of expenses and capital expenditures in excess of the aforesaid limits which are not Emergency Expenditures.

         3.21 FEES AND CHARGES. Subject to approval of Owner, Manager shall establish, maintain, revise and administer the overall charge structure of the Facility, including, without limitation, monthly fees, rentals, or charges of any kind, charges for ancillary services, any and all items sold at the Facility and any other services provided at the Facility. Manager shall be responsible for the timely billing and collection from residents or third party payors of the amounts due and payable from residents for the services provided by the Facility. Manager shall be responsible for making timely and complete rate filings as required by law, and all posting or filing of notices, charges and fees required by law.


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         3.22 RESIDENT-MANAGEMENT RELATIONS. Manager will encourage and assist residents of the Facility in forming and maintaining representative organizations to promote their common interests and will maintain good-faith communication with such organizations so that problems affecting the Facility and its residents may be avoided or solved on the basis of mutual self-interest.

         3.23 CONSTRUCTION OF IMPROVEMENTS TO EXISTING FACILITY. Except as otherwise provided herein, Manager shall not make or cause to be made any alterations, additions, replacements or improvements on, in, about or to the Facility without the prior written consent of Owner. The entire cost of construction of any such new improvements to the existing facility and all expenses connected therewith, shall be borne and paid by Owner exclusively. Prior to the commencement of any such alterations, additions, replacements or improvements, Manager shall submit to and obtain Owner's written approval of the plans and specifications thereof. Manager agrees that such plans and specifications shall require the contractor to post an adequate performance bond.

         Manager agrees to make and construct all such repairs, improvements and installations in accordance with all laws, rules and regulations of applicable governing bodies and agencies, to diligently complete such construction once the same has commenced. All improvements constructed by Manager upon the Facility shall, upon termination of this Agreement, belong to Owner. Manager shall save and hold Owner harmless and the Facility harmless from any and all liability of any kind on account of such work or improvement while this Agreement remains in effect. Owner shall have the right at any time to post the Facility with such notices as may be required to protect Owner's interest in the Facility from mechanics' liens or other liens of a similar nature. The failure to disapprove Manager's plans and specifications within 60 days after receipt thereof by Owner shall be automatically deemed disapproval thereof.

         3.24 USE OF THE FACILITY'S PROPERTY. Manager shall not utilize any hazardous materials on the Facility's property except in accordance with applicable legal requirements and will not permit any contamination which may require remediation under applicable Hazardous Materials Law (as defined herein). Manager shall not dispose of any hazardous materials or substance within the sewage system of the Facility's property, and that it shall handle all "red bag" wastes in accordance with applicable Hazardous Materials Laws. "Hazardous Materials Law" shall mean any law, regulation, or ordinance relating to environmental conditions, medical waste or industrial hygiene, including the Resource Conservation Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response Compensation Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Atomic Energy Act and all similar federal, state and local environmental statutes and ordinances, whether heretofore or hereafter enacted or effected and all regulations, orders, or decrees heretofore or hereafter promulgated thereunder.

         3.25 ACCESS TO BOOKS, RECORDS AND DOCUMENTS. In the event the Facility participates in the Medicare/Medicaid programs, for purposes of Section 1861(v)(1)(I) of the Social Security Act, as amended, and any written regulation thereto, if the value or cost of services rendered by Manager to Owner is $10,000 or more over a 12-month period, including without limitation services rendered pursuant to this Agreement, Manager agrees as follows:

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         (a) Until the expiration of four years after the furnishing of such services, Manager shall, upon written request, make available to the Secretary of the Department of Health and Human Services (the "Secretary"), the Secretary's duly authorized representative, the Comptroller General, or the Comptroller General's duly authorized representatives, such books, documents, and records as may be necessary to certify the nature and extent of costs of such services; and

         (b) If any such services are performed by way of subcontract with another organization and the value or cost of such subcontracted services is $10,000 or more over a 12-month period, such subcontract shall contain and Manager shall enforce a clause to the same effect as subsection (a) immediately above. The availability of Manager's books, documents and records shall be subject at all times to all applicable legal requirements, including without limitation such criteria and procedures for seeking and obtaining access as may be promulgated by the Secretary by regulation.

                                   ARTICLE 4.

                           RIGHTS AND DUTIES OF OWNER

         During the term of this Agreement:

         4.1 RIGHT OF INSPECTION. Owner (or its representative) shall have the right to enter upon any part of the Facility during regular business hours upon reasonable advance notice to Manager for the purpose of examining or inspecting same or examining or making copies or extracts of books and records of the Facility, but this shall be done with as little disruption to the business of the Facility as is practicable. However, the books and records of the Facility shall not be removed from the Facility without the expressed written consent of Manager. Owner acknowledges that some books and records will be maintained at Manager's principal place of business, but that such books and records shall be available for inspection by Owner or its representative. The parties will agree in writing as to which books and records must be kept at the Facility.

         Owner shall direct all inquiries regarding operations, procedures, policies, employee relations, patient care, and all other matters concerning the Facility to the Manager's divisional director of operations or other officer of Manager as it may from time to time designate in a written notice to Owner. Notwithstanding the foregoing, Owner shall retain the right to contact the executive director regarding matters pertinent to the Facility.

         4.2 COOPERATION WITH MANAGER. Subject to the provisions of Article 5 below, Owner shall cooperate with Manager in operating and supervising the Facility and shall reimburse Manager for all funds reasonably expended or costs and expenses reasonably incurred to which Manager is entitled to reimbursement pursuant to Exhibit A of this Agreement and all out of pocket expenses paid or incurred by Manager for the operation of the Facility, including reasonable and necessary traveling expenses of executives of Manager, and all reasonable costs and expenses of any business promotion or personnel training program of the Facility, as reflected in the Operating Budget.

         4.3 CAPITAL IMPROVEMENTS. Subject to the Capital Expenditures Budget, Owner shall provide Manager by depositing into the reserve account or Facility Funds such amount of funds as may be required from time to time to make all necessary capital improvements to the Facility, in order to maintain and continue standards of operation of the Facility as a retirement community and assisted living care center. If Manager in its professional judgment determines that additional capital improvement funds are required, Manager shall notify Owner thereof in writing for Owner's consent which shall not be unreasonably withheld. Upon such consent, Owner shall provide Manager with such increase in capital improvement funds, by depositing the funds in the reserve account or Facility Funds within 30 days thereafter.

         4.4 INDEMNIFICATION. Owner shall at all times indemnify and hold harmless Manager, its agents, representatives, partners, joint venturers, officers, directors, and shareholders, from and against any and all claims, losses, liabilities, actions, proceedings, and expenses (including reasonable attorneys' fees and costs) arising out of Owner's operation of the Facility prior to the Commencement Date and Owner's ownership of the Facility, including without limitation, any of the foregoing arising out of Owner's breach of any of the terms or conditions of the Loan Agreement of even date herewith (the "Loan Agreement") between Owner and Capstone Capital Corporation. Such claims, losses, liabilities, actions, proceedings and expenses are considered the responsibility of Owner absent documentation of responsibility for such claims by Manager. The provisions of this Section 4.4 shall survive the termination or expiration of this Agreement.

                                   ARTICLE 5.

                         COMPENSATION AND DISTRIBUTIONS

         5.1 MANAGEMENT FEES. As full compensation for all of the services to be rendered by Manager during the term of this Agreement (but not including reimbursement for costs or expenses incurred by Manager on behalf of Owner or the Facility hereunder),Owner shall pay to Manager at its principal office, or at such other place as Manager may from time to time designate in writing, and at the times herein after specified, a management fee equal to six percent of Gross Revenues (as defined below) derived from the operation of the Facility on a monthly basis determined on the accrual method of accounting. Such management fee (the "Base Management Fee") shall be payable monthly from either the Reserve Fund or the Facility Funds, as the case may be, upon delivery to Owner of the monthly financial statement referred to in Section 3.12 (each such date being hereinafter referred to as a "Payment Date") and shall be calculated based upon the Facility's Gross Revenues during the preceding month as set forth in such financial statements.

         5.2 GROSS REVENUES. For the purposes of determining such management fees, "Gross Revenues" for any period shall be determined on the basis of all revenues and income of any kind derived, directly or indirectly, from the operation of the Facility during such period (including rental or other payment from concessionaires, licensees, Residents, and other users of the Facility, but excluding therefrom all bequests, gifts, or similar donations) whether on a cash basis or on credit, as determined in accordance with generally accepted accounting principles consistently applied, excluding, however:

         (a) federal, state, and municipal excise, sales, and use taxes collected directly from residents as a part of the sales prices of any goods and services;

         (b) proceeds of any life insurance policies;

         (c) gains arising from the sale or other disposition of capital assets;

         (d) any reversal of any contingency or tax reserve;

         (e) interest earned on sinking funds, Social Security Accounts, bonds funds, etc. originally and specifically formed as a requirement of any bond issue utilized to finance the Facility; and

         (f) any refunds, contractual adjustments, income set-offs or bad debt expense.

         The proceeds of business interruption insurance or proceeds received as a result of Medicare and Medicaid audits shall be included in Gross Revenues from the Facility. However, funds required to be repaid as a result of Medicare and Medicaid audits shall be deducted from Gross Revenues of the Facility.

                                   ARTICLE 6.

                    REPRESENTATIONS AND WARRANTIES OF OWNER

         Owner and shareholders of Owner represent and warrant to Manager as follows:

         6.1 ORGANIZATION AND STANDING OF OWNER. Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina and is qualified to do business in the Commonwealth of Virginia. Copies of the Articles of Incorporation and By-Laws of Owner, and all amendments thereof to date, have been, if requested, delivered to Manager and are complete and correct. The Owner has the power and authority to own the property and assets now owned by it and to conduct the business currently being conducted by it.

         6.2 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement, including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby ("Transaction Documents") by Owner, nor the performance by Owner of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default or requires the consent of any third party under (i) the Articles of Incorporation or By-Laws of Owner, or (ii) to the best of its knowledge after due inquiry, any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (iii) to the best of its knowledge after due inquiry, any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or
(iv) any agreement, indenture, contract or instrument to which Owner is now a party or by which the assets of Owner are bound.

         6.3 CONSENTS. Except as set forth in Schedule 6.3, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement by the Owner.

         6.4 LEGAL PROCEEDINGS. Other than as set forth on Schedule 6.4, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending or, to the knowledge of Owner, overtly threatened against or affecting Owner, its affiliates or shareholders, or their ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

         6.5 COLLECTIVE BARGAINING, LABOR CONTRACTS, EMPLOYMENT PRACTICES, ETC. During the two years prior to the date hereof, there has been no material adverse change in the relationship between Owner and its employees, nor any strike or material labor disturbance by such employees affecting Owner's business and, to the knowledge of Owner, there is no indication that such a change, strike or labor disturbance is likely. Except as set forth on Schedule 6.5, Owner's employees are not represented by any labor union or similar organization and Owner has no reason to believe that there are pending or threatened any activities, the purpose of which is to achieve such representation, of all or some of Owner's employees. Except as set forth on
Schedule 6.5, Owner has no collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to Owner's employees. Owner is in material compliance with the requirements prescribed by all federal, state and local statutes, orders and governmental rules and regulations applicable to any of its employee benefit plans, agreements and arrangements, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         6.6 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 6.6, since June 30, 1995, Owner has not:

         (a) sold, assigned or transferred any of its assets or properties, except in the ordinary course of business;

         (b) mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever, the Facility's assets;

         (c) made or suffered any amendment or termination of any material contract, commitment, instrument or agreement other than in the ordinary course of business;

         (d) failed to pay or discharge when due any liabilities, the failure to pay or discharge which has caused or will cause any actual material damage or give rise to the risk of a material loss to Owner;

         (e) changed any of the accounting principles followed by them or the methods of applying such principles;

         (f) entered into any material transaction other than in the ordinary course of business; or

         (g) received any notice of any adverse determination made by any licensing authority or reimbursement source which may reasonably be expected to have a material adverse effect on the revenues or operations of the Facility. Owner shall report to Manager, within five business days after receipt thereof, any written notices that Owner or the Facility is not in compliance in any material respect with any of the foregoing.

         6.7 COMPLIANCE WITH LAWS. Except for notices of non-compliance as to which Owner has taken corrective action acceptable to the applicable governmental agency, and as set forth in Schedule 6.7, Owner has not within the period of twelve months preceding the date of this Agreement, received any written notice that it fails to comply in any material respect with any applicable federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental agency having jurisdiction over Owner ("Governmental Requirements"). Owner shall report to Manager, within five business days after receipt thereof, any written notices that Owner is not in compliance in any material respect with any of the foregoing.

                                   ARTICLE 7.

                   REPRESENTATIONS AND WARRANTIES OF MANAGER

         Manager represents and warrants to Owner as follows:

         7.1 ORGANIZATION AND STANDING OF MANAGER. Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Virginia. Copies of the Articles of Incorporation and By-Laws of Manager, and all amendments thereof to date, have been, if requested, delivered to Owner and are complete and correct. Manager has the power and authority to own the property and assets now owned by it and to conduct the business currently being conducted by it.

         7.2 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement, including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby by Manager, nor the performance by Manager of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default or requires the consent of any third party under (i) the Articles of Incorporation or By-Laws of Manager, or (ii) to the best of its knowledge after due inquiry, any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (iii) to the best of its knowledge after due inquiry, any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iv) any agreement, indenture, contract or instrument to which Manager is now a party or by which the assets of Manager are bound.

         7.3 CONSENTS. Except as set forth in Schedule 7.3, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement by the Manager.

         7.4 LEGAL PROCEEDINGS. Other than as set forth on Schedule 7.4, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending or, to the knowledge of Manager, overtly threatened against or affecting Manager, its affiliates or shareholders, or their ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

         7.5 COLLECTIVE BARGAINING, LABOR CONTRACTS, EMPLOYMENT PRACTICES, ETC. During the two years prior to the date hereof, there has been no material adverse change in the relationship between Manager and its employees, nor any strike or material labor disturbance by such employees affecting Manager's business and, to the knowledge of Manager, there is no indication that such a change, strike or labor disturbance is likely. Except as set forth on Schedule 7.5, Manager's employees are not represented by any labor union or similar organization and Manager has no reason to believe that there are pending or threatened any activities, the purpose of which is to achieve such representation, of all or some of Manager's employees. Except as set forth on Schedule 7.5, Manager has no collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to Manager's employees. Manager is in material compliance with the requirements prescribed by all federal, state and local statutes, orders and governmental rules and regulations applicable to any of its employee benefit plans, agreements and arrangements, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         7.6 COMPLIANCE WITH LAWS. Except for notices of non-compliance as to which Manager has taken corrective action acceptable to the applicable governmental agency, and as set forth in Schedule 7.5, Manager has not within the period of 12 months preceding the date of this Agreement, received any written notice that it fails to comply in any material respect with any applicable federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental agency having jurisdiction over Manager. Manager shall report to Owner, within five business days after receipt thereof, any written notices that Manager is not in compliance in any material respect with any of the foregoing.

                                   ARTICLE 8.

                               TERMINATION RIGHTS

         This Agreement may be terminated and, except as to liabilities or claims of either party hereto which have accrued prior to the effective date of termination, the obligations of the parties with respect to this Agreement may be terminated only upon the occurrence of any of the following events:

         8.1 TERMINATION BY OWNER. If at any time or from time to time during the term of this Agreement any of the following events shall occur and not be remedied within the applicable period of time herein specified, namely:

         (a) Manager applies for or consents to the appointment of a receiver, trustee, or liquidator of Manager of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy proceeding, makes a general assignment with creditors or takes advantage of any insolvency law, or if an order, judgment or decree is entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager as bankrupt or insolvent or approving a petition seeking reorganization of Manager or appointing a receiver, trustee, or liquidator of Manager or of all or a substantial part of its assets, and such order, judgment or decree continues unstayed and in effect for any period of 90 consecutive days;

         (b) Manager shall fail to keep, observe, or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed, or performed by Manager; or Manager's failure to substantially comply with state and local regulations concerning the development and operating of similar facilities, and such material default or failure to substantially comply with state and local regulations shall continue unabated for a period of 60 days after written notice thereof by Owner to Manager;

         (c) The license or licenses required for the operation of the Facility are at any time suspended, terminated, or revoked for any reason due to acts of commission or omission of Manager; or

         (d) The Facility or any portion thereof is damaged or destroyed by fire or other casualty and (i) Owner fails to undertake to repair, restore, rebuild, or replace any such damage or destruction within 60 days after such fire or other casualty, or fails to complete such work diligently, and (ii) Owner fails to permit Manager to undertake to repair, restore, rebuild, or replace any such damage or destruction within 60 days after such fire or casualty;

then in case of any such event and upon the expiration of the period of grace applicable thereto, except for an event under Sections 8.1(c) or 8.1(d) there being no grace period, this Agreement shall terminate at Owner's option and upon ten days written notice to Manager; provided, however, that if an event under Sections 8.1(c) or 8.1(d) occurs, this Agreement shall terminate immediately upon notice to Manager.

         8.2 TERMINATION BY MANAGER. If at any time or from time to time during the term of this Agreement any of the following events shall occur and not be timely cured:

         (a) Owner fails to keep, observe, or perform any material covenant, agreement, term or provision of this Agreement or the Loan Agreement (or any other financing arrangements with respect to the Facility) to be kept, observed, or performed by Owner, and such default continues for a period of 60 days after written notice thereof by Manager to Owner;

         (b) The Facility or any portion thereof is damaged or destroyed by fire or other casualty and (i) Owner fails to undertake to repair, restore, rebuilt, or replace any such damage or destruction within 60 days after such fire or other casualty, or fails to complete such work diligently, and (ii) Owner fails to permit Manager to undertake to repair, restore, rebuilt, or replace any such damage or destruction within 60 days after such fire or casualty;

         (c) Owner applies for or consents to the appointment of a receiver, trustee, or liquidator of Owner or of all or a substantial part of its assets, files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, files a petition or any answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree is entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Owner bankrupt or appointing a receiver, trustee, or liquidator of Owner or with respect to all or a substantial part of the assets of Owner, and such order, judgment or decree continues unstayed and in effect for any period of 90 consecutive days;

         (d) Any license, lease or sub-lease necessary for the operation of the Facility is suspended, terminated, or revoked and such suspension, termination, or revocation continues unstayed and in effect for a period of 60 consecutive days; or

then in case of any such event and upon the expiration of the period of grace applicable thereto, this Agreement shall terminate at Manager's option and upon ten days written notice to Owner.

         8.3 SURVIVING RIGHTS UPON TERMINATION. If either party exercises its option to terminate pursuant to this Article 8, each party shall forthwith, but in no event later than ten days after the termination date of this Agreement, account for and pay to the other all sums due and owing pursuant to the terms of this Agreement. All other rights and obligations of the parties under this Agreement shall terminate, except the obligations of the parties for damages caused by a breach of this Agreement, a duty of a party required under applicable law or regulation, or the indemnification provisions contained in this Agreement or as expressly stated herein.

                                   ARTICLE 9.

                                  CONDEMNATION

         If the whole of the Facility is taken or condemned in any eminent domain, condemnation, compulsory acquisition, or like proceeding, by a competent authority for any public or quasi-public use or purpose, or if a portion thereof is taken or condemned so as to make the balance of the Facility unsuitable for its primary intended use, then this Agreement shall terminate on the date on which the Owner is required to surrender possession of the Facility. Manager shall continue to supervise and direct the management of the Facility until such time as Owner is required to surrender possession of the Facility by reason of such taking or condemnation.

         If only a part of the Facility is taken or condemned and the taking or condemnation of such part does not make the balance unsuitable for its primary intended use, this Agreement shall not terminate.

         In the event that the parties are unable, within a period of 30 days after controversy arising between them, to agree upon the apportionment of any award or are otherwise in dispute as to any matter arising under this Article, any such dispute shall be resolved by arbitration in accordance with the provisions of Article 11 below, and the costs thereof or incurred therein shall be borne or apportioned and paid as determined by said arbitration.

                                  ARTICLE 10.

                                  ARBITRATION

         If any controversy should arise between the parties relating to this Agreement, involving any matter, either party may serve upon the other a written notice stating that such party desires to have the controversy determined by a single arbitrator. If the parties cannot agree within 15 days from the service of such notice as to the selection of such arbitrator, an arbitrator shall be selected or designated by the American Arbitration Association upon written request of either party hereto. Arbitration of such controversy, disagreement, or dispute shall be conducted in accordance with the rules then in force of the American Arbitration Association, and the decision and award of the arbitrator so selected shall be binding upon Owner and Manager. The arbitration will be held in the city and state where the Facility is located. Notwithstanding the foregoing, if a dispute arises between the parties to this Agreement that also involves or is related to a third party or parties not bound to arbitration under this Agreement, then, unless both parties to this Agreement agree to proceed in arbitration, that dispute or any other related disputes shall not be subject to this arbitration provision.

         Both parties, however, shall make a good faith effort to resolve any controversy, which effort shall continue for a period of 30 days prior to any demand for arbitration. Unless otherwise specified in the decision of the arbitrators, the prevailing party shall be reimbursed by the non-prevailing party for any reasonable out-of-pocket expenses (including travel expenses and reasonable attorney's fees and expenses) incurred as a result of its participation in any such arbitration and the non-prevailing party will pay all other costs associated with such proceedings.

         If the issue to be arbitrated is Manager's alleged breach of this Agreement, and as a result thereof Owner has the right to terminate this Agreement, Manager shall continue to manage the Facility hereunder pending the outcome of such arbitration, provided Manager posts bond for any money damages in dispute.

                                  ARTICLE 11.

                             SUCCESSORS AND ASSIGNS

         11.1 ASSIGNMENTS BY MANAGER. Manager, without the consent of Owner, shall have the right to assign this Agreement to a wholly or majority owned subsidiary, provided that Manager shall not hereby be released from its obligations hereunder and no event of default then exists under Section 8.1 hereof.

         Except as otherwise permitted herein, Manager shall have no right to assign this Agreement.

         11.2 SALE, ASSIGNMENT, OR SUBLEASE BY OWNER. Any sale, sub-lease, or assignment by Owner with respect to the Facility, other than to Manager or one of its affiliates, shall be expressly subject to the terms and provisions of this Agreement and shall not relieve Owner of its liability or obligations hereunder. Owner shall cause any purchaser, assignee, or sublessee to deliver to Manager written acknowledgment of its agreement to perform hereunder including the payment of the management fee described herein.

                                  ARTICLE 12.

                            MISCELLANEOUS PROVISIONS

         12.1 NOTICES. Any notice or other communication by either party to the other shall be in writing and shall be deemed to have been duly given upon the date delivered if delivered personally, or upon the date received if mailed postage prepaid, registered, or certified mail, addressed as follows:

Owner:            ALCO II, L.L.C.
                  46 Third Street N.W.
                  Hickory, North Carolina  28601
                  Attention: Mr. Charles E. Trefzger
                  Telephone: (704) 322-5535
                  Telecopy: (704) 322-3897

                  With a copy to:

                  Sirote & Permutt, P.C.
                  2222 Arlington Avenue
                  Birmingham, Alabama  35205
                  Attention: Mr. Thomas A. Ansley
                  Telephone: (205) 930-5300
                  Telecopy: (205) 930-5301

Manager:          BCC DEVELOPMENT AND MANAGEMENT CO.
                  5021 Louise Drive, Suite 200
                  Mechanicsburg, Pennsylvania 17055
                  Attention:  Robin Barber, Esq.
                  Telephone: (717) 796-6135
                  Telecopy:  (717) 796-6150

                  With a copy to:
                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building
                  Pittsburgh, Pennsylvania 15222
                  Attention:  John C. Rodney, Esq.
                  Telephone:  (412) 355-6750
                  Telecopy:  (412) 355-6501

or to such other address, and to the attention of such other person or officer as either party may designate in writing by notice.

         12.2 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in the Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner, its successors, or assigns on the one part and Manager, its successors, or assigns on the other part.

         12.3 MODIFICATIONS AND CHANGES. This Agreement cannot be changed or modified except by written agreement of the parties.

         12.4 UNDERSTANDING AND AGREEMENTS. This Agreement constitutes the entire understanding and agreement between the parties with respect to Manager's operation and management of the Facility, and supersede any and all understandings or agreements, whether written or oral, concerning any matters described herein. No subsequent agreements or understandings between the parties concerning any matter herein can after the terms of this Agreement except by written agreement of the parties.

         12.5 HEADINGS. The article and paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope of intent of any provision of this Agreement.

         12.6 APPROVAL OR CONSENT. Whenever under any provisions of this Agreement, the approval or disapproval of either party is required, notice of such approval or disapproval shall be promptly given and any requested approval shall not be unreasonably withheld. Whenever, under any provision of this Agreement, the approval or disapproval of Owner is required, such approval or disapproval may be given by the person or any one of the persons, as the case may be, designated in a notification signed by or on behalf of Owner. For all purposes under this Agreement, Manager may rely upon the latest such notification received by it, notwithstanding any knowledge to the contrary.

         12.7 GOVERNING. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State.

         12.8 SEVERABILITY. If any provision of this Agreement is held to be unenforceable or invalid for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent.

         12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         12.10 THIRD-PARTY RIGHTS. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement and the Lender any legal or equitable rights or remedy or claim under or with respect to this Agreement or any provision of this Agreement. The Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the Lender and their successors and assigns. Lender is an intended third-party beneficiary of this Agreement.

                                 End of Page 21

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the day and year first above written.

                                        Owner:

                                        ALCO II, L.L.C.

                                        By
                                           -----------------------------
                                               Charles E. Trefzger
                                               Managing Member

                                        Manager:

                                        BCC DEVELOPMENT AND MANAGEMENT CO.

                                        By
                                           -----------------------------
                                               Brian L. Barth
                                               Vice President

SCHEDULE TO EXHIBIT 10.28 FILED PURSUANT TO INSTRUCTION 2 TO ITEM 601(a) OF REGULATION S-K

                              MANAGEMENT AGREEMENT

PROJECT/FACILITY LOCATION         OWNER                                      DATE
-------------------------         -----                                      ----
Roanoke, VA                       ALCO II, L.L.C.                            6/30/97

Harrisonburg, VA                  ALCO I, L.L.C.                             6/30/97

Danville, VA                      ALCO III, L.L.C.                           9/3/97